UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 3, 2014 (December 31, 2013)

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

23 Mauchly Suite 106

Irvine, CA 92618

(Address of principal executive offices)

949-679-0792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to that certain Put Agreement (the “Put Agreement”) dated July 1, 2013 by and among the registrant’s current CEO and Director, Qayed Shareef (“Mr. Shareef”), Morgan Family Trust, dated February 1, 2000, and Kim Reed Perell, Mr. Shareef had the right, until December 31, 2013, to require that the registrant purchase from him his pro rata portion of 5,500,000 registrant shares, at a purchase price of $0.0909 per share (the “Put Right”). Mr. Shareef expressed a desire to exercise his Put Right, but was cognizant of the cash flow constraints of the registrant. Mr. Shareef determined that he did not wish to exercise his Put Right to the detriment of the registrant, its operations, and shareholders.

Pursuant to that certain Leak-Out and Lockup Agreement (the “Lockup Agreement”) dated as of July 1, 2013 by and between the registrant and Mr. Shareef, the shares that Mr. Shareef owns in the registrant are subject to, inter alia, certain restrictions on sale and transfer, except as provided in the Put Agreement.

Mr. Shareef was the sole Director of the registrant, as well as its Chief Executive Officer. Rather than propose and implement a strategy or transaction with the registrant in which he would effectively be on both sides, Mr. Shareef, in his capacity as sole Director, appointed a second, disinterested member of the registrant’s Board of Directors.

Effective December 31, 2013, Omar Akram (“Mr. Akram”), the registrant’s Co-Founder and Vice President of Product and Technology was appointed by the registrants Board of Directors as a member thereof. Mr. Akram attended California State University, Long Beach and has fifteen years of experience in the technology industry. Mr. Akram has expertise in multiple life-cycle methodologies from conception to completion and a strong background in ad platforms, operations, targeting technology, product implementation, e-commerce, and overall site monetization strategy. Prior to joining the registrant in January 2013, Mr. Akram was a Senior Product Development Manager at Tactara, SpinMedia, and Epic Marketplace.

Mr. Akram, the sole disinterested Director of the registrant, determined that, in exchange for declining to consummate the transactions contemplated by the Put Agreement, which was Mr. Shareef’s right, the registrant would waive the provisions of the Lockup Agreement, pursuant to Section 2 thereof, as set forth in the Waiver of Leak-Out and Lockup Agreement dated December 31, 2013, attached hereto as Exhibit 99.1. Such arrangement was determined to be in the best interests of the registrant, because Mr. Shareef will be able to sell a portion of his stock in the registrant without causing the registrant to use any of its capital to fund or facilitate such sale.

Item 5.02	Compensatory Arrangement for Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information disclosed in Item 1.02 is incorporated into this Item 5.02 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Waiver of Leak-Out and Lockup Agreement dated December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer